As filed with the Securities and Exchange Commission on February 3, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2956775 (I.R.S. Employer Identification Number)

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Lisa A. Conte

Chief Executive Officer and President

Jaguar Animal Health, Inc.

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke, Esq. Reed Smith LLP 101 Second Street, Suite 1800 San Francisco, California 94105 (415) 543-8700	Ivan K. Blumenthal, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-208905

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	$98,900	$9.96

(1)                      Represents only the additional dollar amount of shares of common stock being registered and includes the additional dollar amount of shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-208905).

(2)                      Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

(3)                      The registrant previously paid filing fees of $1,251.05 in connection with previous filings of its registration statement on Form S-1 (File No. 333-208905).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share of Jaguar Animal Health, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-208905) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on February 3, 2016, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on February 3, 2016.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ LISA A. CONTE
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ LISA A. CONTE	Chief Executive Officer, President and Director (Principal Executive Officer)	February 3, 2016
Lisa A. Conte

	/s/ KAREN WRIGHT	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 3, 2016
Karen Wright

	*	Chairman of the Board	February 3, 2016
James J. Bochnowski

	*	Director	February 3, 2016
Jiahao Qiu

	*	Director	February 3, 2016
Zhi Yang, Ph.D.

	*	Director	February 3, 2016
Folkert Kamphuis

*By:	/s/ LISA A. CONTE
Lisa A. Conte, Attorney-in-Fact

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the initial filing of the Registration Statement on S-1 (File No. 333-208905) filed by the Registrant on January 7, 2016.